Exhibit 99.1

SAFE AND GREEN DEVELOPMENT APPOINTS NEW BOARD MEMBERS FOLLOWING ACQUISITION OF RESOURCE GROUP US HOLDINGS LLC

MIAMI, FL June 20th, 2025 — Safe and Green Development Corporation (NASDAQ: SGD) ("SGD" or the “Company”) is pleased to announce the appointment of three new members to its Board of Directors, effective immediately. These appointments follow the successful completion of the Company’s acquisition of Resource Group US Holdings LLC and represent a strategic step in furthering SGD’s commitment to operational growth, innovation, and development. The newly elected directors; Bjarne Borg, James D. Burnham, and Anthony M. Cialone, bring decades of combined experience across real estate development, environmental engineering, private equity, and renewable technologies. Each of them has played a pivotal role in the growth of Resource Group and its affiliated companies and will now help shape the strategic direction of SGD at the board level.

The biographies of the newly appointed board members are provided below:

Bjarne Borg serves as the Executive Chairman of Index Investment Group, which he co-founded in 1998. Index Investment Group, through a collection of related companies, develops business projects in real estate and renewable energy and provides private equity to invest in complementary businesses. With over 35 years of experience in managing start-ups and multinational corporations, Mr. Borg focuses on real estate, renewable energy, and disruptive equity investments. Mr. Borg’s expertise extends to public markets, having listed bonds on NASDAQ, and serving on advisory boards for banking institutions. He has served on the South Florida advisory boards for SunTrust Bank and Truist Bank and is currently serving as a director of JFB Construction Holdings and on the advisory/ambassador boards for ConnectOne Bancorp, Inc. and Seacoast Banking Corporation of Florida. Mr. Borg began his career in IT consulting before transitioning to accounting and eventually focused on investments and developments across Sweden, the USA, and Canada.

James D. Burnham has served as the President of JDB Consulting Services, Inc. since October 2003. He has over 30 years of experience in mergers and acquisitions and project development, having commenced his career at Browning-Ferris Industries, Inc. At JDB Consulting Services, Mr. Burnham has principally served as a consultant to various clients interested in acquisition and project development related services (primarily within the solid waste and related industries). Services include business valuation, business brokerage, business planning and modeling, environmental and financial due diligence, loan request packages, operational analysis, transportation analysis, market research, negotiation of legal agreements, project development management on solid waste projects seeking permits, expert witness landfill and transfer station permit valuation and predatory pricing analysis. In addition, since 2014 Mr. Burnham has served as the CEO and Managing Member of Encell Composites of which he was a co-founder. Encell developed and was granted U.S. and other patents on an alternative railroad crosstie produced from recycled material - principally crumb rubber from scrap tires. Mr. Burnham earned a Bachelor of Science in Civil and Environmental Engineering from the University of Wisconsin.

Anthony M. Cialone currently serves as President and Chief Operating Officer of Resource Group US, LLC, a position he has held since January 2019. Mr. Cialone brings over 30 years of executive leadership experience, with a strong track record in corporate operations, risk management, and strategic planning. At Resource Group, he has led key initiatives in biomass-to-industrial energy conversion and composting, developed investor-focused funding strategies and financial models, optimized transportation logistics and closed-loop supply chains, and advanced the company’s growth through targeted acquisitions.  Since May  2020, Mr. Cialone has also served as President and Chief Executive Officer of Microtec Development & Holdings LLC, where he directs financial planning, capital structuring, and the commercialization of Microtec’s proprietary waste-to-value technologies.  In addition, since March 2022, Mr. Cialone has served as President and Chief Operating Officer of AggrePlex, LLC, where he leads corporate strategy, operations, and market development for the company’s production of environmentally sustainable pozzolans used as supplementary cementitious materials.  Mr. Cialone holds a Bachelor of Science in Economics and Finance and a Master of Business Administration in Corporate Finance, both from Fordham University. In addition, he has completed advanced coursework and executive education programs at Harvard Business School Online, MIT Professional Education, New York University, and the Stanford Graduate School of Business, earning certificates in Business Strategy, Entrepreneurship & Innovation, Finance & Accounting, Leadership & Management, Life Cycle Assessment, Sustainable Infrastructure Systems, and Chief Sustainability Officer Training, among others.  He also holds multiple professional certifications (inactive), including Certified Internal Auditor (CIA), Certified Management Accountant (CMA), Certified Financial Manager (CFM), Certified Treasury Professional (CTP), Accredited Valuation Analyst (AVA), and is Certified in Mergers & Acquisitions (CM&AA). Mr. Cialone previously held securities licenses, including Series 6, 27, and 63.

We are honored to welcome Bjarne, Jim, and Tony to our Board of Directors,” said David Villarreal, CEO of Safe and Green Development Corporation. “Their impressive leadership backgrounds and industry knowledge will bring significant strategic value to SGD as we continue scaling our platform and pursuing new growth opportunities. I also want to sincerely thank our outgoing board members for their service, dedication, and the valued expertise they brought to the Company during their tenure.”

About Safe and Green Development Corporation

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses primarily on the direct acquisition and indirect investment in properties across the United States that are intended for future development into green single-family or multifamily housing projects. The Company wholly owns Resource Group US Holdings LLC, an environmental and logistics subsidiary operating a permitted 80+ acre organics processing facility in Florida. Resource processes source-separated green waste and is expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology. Its operations also include a logistics platform that provides transportation services across biomass, solid waste, and recyclable materials, supporting both in-house and third-party infrastructure needs. Additionally, Safe and Green Development Corporation wholly owns Majestic World Holdings LLC, a prop-tech company that has developed a real estate AI platform. This platform is integrated into the Company's broader strategy to enhance transaction efficiency and increase margins on home sales by facilitating services such as mortgage origination and down payment assistance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions and include statements regarding the Company’s commitment to operational growth, innovation, and development and the expected contribution of Bjarne Borg, James D. Burnham, and Anthony M. Cialone. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others,  the Company's ability to generate revenue and create shareholder value,  the Company's ability to obtain the capital necessary to fund its activities, and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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